Exhibit 4.5

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE SENIOR DEBT SECURITIES INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY (AS DEFINED BELOW) OR TO ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED	UNITEDHEALTH GROUP INCORPORATED	$500,000,000
	Floating Rate Notes due	CUSIP
No. 1	March 2, 2009	No. 91324PAN2

UNITEDHEALTH GROUP INCORPORATED, a Minnesota corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FIVE HUNDRED MILLION Dollars ($500,000,000) on March 2, 2009 (the “Stated Maturity”), and to pay interest thereon from March 2, 2006 or from the most recent date to which interest has been paid or duly provided for, quarterly on June 2, September 2, December 2 and March 2 in each year (each, an “Interest Payment Date”), commencing June 2, 2006, and at Maturity, at the rate per annum determined in accordance with the provisions set forth on the reverse side hereof, until the principal hereof is paid or duly made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such interest, which shall be the February 15, May 18, August 18 or November 17 (whether or not a Business Day, as hereinafter defined) next preceding each such

Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid (i) to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date or (ii) in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee. In the event that a payment of principal or interest is due on a date that is not a Business Day (as defined below), the related payment of principal or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or date of Maturity, as the case may be. “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close. “London Business Day” means any day on which dealings in United States dollars are transacted in the London interbank market.

Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payment of the principal of and interest on this Note due at Maturity will be made in immediately available funds upon presentation of this Note.

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: March 2, 2006

UNITEDHEALTH GROUP INCORPORATED

By:
	Name:	Robert W. Oberrender
	Title:	Vice President and Treasurer

Attest:
	Name:	Dannette Smith
	Title:	Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and issued pursuant to the within-mentioned Indenture.

Dated: March 2, 2006

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

UnitedHealth Group Incorporated

Floating Rate Notes due March 2, 2009

[REVERSE SIDE OF NOTE]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”) issued and to be issued in one or more series under a Senior Debt Securities Indenture dated as of November 15, 1998, as amended by an Amendment to Indenture dated as of November 6, 2000, as further supplemented by an Officers’ Certificate and Company Order dated February 27, 2006 pursuant to Section 301 of the Senior Debt Securities Indenture, as amended (together, the “Indenture”) between the Company and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in initial aggregate principal amount to $650,000,000; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of the Notes of this series, issue additional notes with the same terms as the Notes of this series, and such additional notes shall be considered part of the same series under the Indenture as the Notes of this series.

This Note shall bear interest at a rate per annum equal to LIBOR (as defined below) plus 0.08%, as determined by the Calculation Agent (as defined below) (based on a 360-day year for the actual number of days elapsed).

The rate of interest on this Note will be 4.92% on March 2, 2006, and will be reset on each Interest Payment Date thereafter (the date on which each such reset occurs, an “Interest Reset Date”).

On each Interest Reset Date, the rate of interest on this Note shall be determined with respect to an Interest Determination Date. The second London Business Day preceding an Interest Reset Date will be the interest determination date (the “Interest Determination Date”) for that Interest Reset Date.

Interest on this Note will accrue from, and including, March 2, 2006, to, and excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or date of Maturity, as the case may be, each such period an “Interest Period.” Accrued interest from March 2, 2006, or from the last date on which interest has been paid or duly provided for, to the date for which interest is being calculated shall be calculated by multiplying the face amount of this Note by the applicable accrued interest factor (the “Accrued Interest Factor”). The Accrued Interest Factor shall be computed by adding the interest factor calculated for each day from March 2, 2006, or from the last date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The Accrued Interest Factor for each day shall be computed by dividing the per annum interest rate applicable to such day by 360. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date or (ii) if such day is not an Interest Reset Date and falls after the first Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date or (iii) if such day is not an Interest Reset Date and falls before the first Interest Reset Date, 4.92%.

All percentages resulting from the above calculation will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upward).

LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(i) With respect to an Interest Period, LIBOR will be the rate (expressed as a percentage per annum) for deposits in United States dollars having a three-month maturity that appears on Telerate Page 3750 at approximately 11:00 A.M. London time on the Interest Determination Date. If on an Interest Determination Date such rate does not appear on Telerate Page 3750 at such time, or if the Telerate Page 3750 is not available on such date, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below.

(ii) With respect to an Interest Determination Date on which no rate appears as specified in (i) above, the Calculation Agent will obtain such rate from Bloomberg’s “BBAM.” If such rate does not appear on Telerate Page 3750 or Bloomberg L.P. page “BBAM” on an Interest Rate Determination Date at approximately 11:00 A.M., London time, then the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation of the rate (expressed as a percentage per annum) offered by it to prime banks in the London interbank market for three-month deposits in United States dollars in a principal amount of at least $1,000,000 at approximately 11:00 A.M., London time, on such Interest Determination Date. If at least two such quotations are so provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide a quotation of the rate (expressed as a percentage per annum) offered by it for loans in United States dollars to leading European banks, having a three-month maturity in a principal amount of at least $1,000,000 at approximately 11:00 A.M., New York City time, on such Interest Determination Date. If at least two such rates are so provided, the rate for the interest period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

“Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service, or any successor service (or such other page as may replace Page 3750 on that service), for the purpose of displaying the London interbank rates of major banks for United States dollars.

The Bank of New York will be the “Calculation Agent.” The Calculation Agent shall calculate the interest rate in accordance with the foregoing. On or before each Calculation Date, the Calculation Agent will determine the interest rate and notify the paying agent. All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive and binding and neither the Trustee nor the paying agent shall have the duty to verify determinations of interest rates made by the Calculation Agent. The determinations of the Accrued Interest Factor made by the paying agent shall be conclusive and binding. The “Calculation Date” pertaining to any Interest Determination Date on a Note will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day, and (ii) the Business Day immediately preceding the applicable Interest Payment Date or the date of Maturity, as the case may be.

Notwithstanding the foregoing, the interest rate shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

Redemption

This Note is not subject to redemption prior to the Stated Maturity. This Note will not be entitled to any sinking fund.

Miscellaneous Provisions

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the Company’s obligations in respect of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants with respect to this Note, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note is registrable in the registry books of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in fully registered form without coupons in minimal initial purchase amounts of $1,000 and any amount in excess thereafter which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series which are of like tenor for any authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws provisions.

All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN—as joint tenants with right of survivorship

and not as tenants in common

UNIF GIFT MIN ACT—	Custodian
(Cust) (Minor)

under Uniform Gift to Minors Act

__________________________________

(State)

Additional abbreviations may be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

(Name and address of assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises

Dated	___________
___________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE: Signatures must be guaranteed by an “eligible institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.